Exhibit 99.1

Towers Watson Reports Strong Fourth Quarter Earnings

  Revenue increased 6% over prior year (7% constant currency)
  Diluted EPS of $1.16, an increase of 27% over prior year
  Adjusted Diluted EPS of $1.36, an increase of 9% over prior year

Fiscal Year 2013 Adjusted Diluted EPS of $5.57, an increase of 8% over prior year
Fiscal Year 2013 Diluted EPS of $4.46, an increase of 24% over prior year

Fiscal Year 2013 Free Cash Flow of $453 million, an increase of 136% over prior year
Fiscal Year 2013 Cash Flow from Operations of $531 million, an increase of 68% over prior year

NEW YORK--(BUSINESS WIRE)--August 14, 2013--Towers Watson (NYSE, NASDAQ: TW), a leading global professional services company, today announced financial results for the fourth quarter of fiscal year 2013, which ended June 30, 2013.

Total revenues were $875 million for the quarter, an increase of 6% (7% constant currency) from $826 million for the fourth quarter of fiscal 2012. On an organic basis, which excludes the impact of changes in foreign currency exchange rates, acquisitions and divestitures, revenues increased 4% from the prior-year fourth quarter. For the fiscal year, revenues were $3.6 billion, an increase of 5% over the prior year.

Adjusted EBITDA for the fourth quarter of fiscal 2013 was $169 million, or 19.3% of revenues, versus $161 million, or 19.5% of revenues, for the prior-year fourth quarter. For the fiscal year, Adjusted EBITDA was $688 million or 19.1% of revenues.

Net income attributable to controlling interests for the fourth quarter of fiscal 2013 was $83 million, an increase from $65 million for the prior-year fourth quarter. For the quarter, diluted earnings per share were $1.16 and adjusted diluted earnings per share were $1.36. Adjusted diluted earnings per share increased 9% from the prior-year fourth quarter. The tax rate for the quarter was 34%.

“The fourth quarter marked the end of a very strong fiscal year that resulted in revenue growth in all of our regions and strong underlying performance by the business in a particularly difficult economic environment,” said John Haley, chief executive officer. “This year also marked a few other key milestones; the completion of our integration efforts on time and on budget, the first year of operating Exchange Solutions with results well beyond our expectations and the introduction of OneExchange, our integrated health insurance exchange solution for active employees and retirees. The power of coming together across our multiple lines of business to develop services and offerings such as OneExchange or our bulk lump sum de-risking strategies, which are designed to meet our clients’ needs in a holistic manner, is clear. It’s even more exciting to think about our future growth potential as we’ve established the framework to capture the best of our intellectual capital.”

Fourth Quarter Company Highlights

Benefits

For the quarter, the Benefits segment had revenues of $494 million, an increase of 5% (5% increase constant currency) from $473 million in the prior-year fourth quarter. Retirement had mid-single digit constant currency revenue growth. Valuation work deferred from the third quarter and bulk lump sum work drove revenue growth in the Americas and higher commissions from Germany and legislative issues in Ireland drove revenue growth in EMEA. Health and Group Benefits constant currency revenues were roughly flat with resources being redirected to the development of the active employee exchange, which is part of the OneExchange offering. Technology and Administration Solutions constant currency revenue grew by low double digits due to new client work. The Benefits segment had a Net Operating Income (“NOI”) margin of 34% in the fourth quarter of fiscal 2013.

Risk and Financial Services

For the quarter, the Risk and Financial Services segment had revenues of $186 million, a decrease of 6% (5% decrease constant currency) from $199 million in the prior-year fourth quarter. Investment constant currency revenues increased by mid-single digits and experienced growth in each of the Regions. Brokerage had high single digit constant currency revenue growth primarily due to new business wins. Risk Consulting and Software constant currency revenue declined primarily due to a drop in project demand in EMEA, as well as general softening in the Americas and Asia Pacific. The Risk and Financial Services segment had an NOI margin of 15% in the fourth quarter of fiscal 2013.

Talent and Rewards

For the quarter, the Talent and Rewards segment had revenues of $132 million, an increase of 1% (2% increase constant currency) from $130 million in the prior-year fourth quarter. Executive Compensation constant currency revenue growth was flat as compared to a strong prior year comparable. Rewards, Talent and Communication (RTC) and Data, Surveys and Technology both had low single digit constant currency revenue growth. The RTC revenue growth was driven by communication work regarding the Affordable Care Act. The Talent and Rewards segment had an NOI margin of 11% in the fourth quarter of fiscal 2013. The first half of the fiscal year typically has stronger margins due to the seasonality of the business.

Exchange Solutions

For the quarter, the Exchange Solutions segment had revenues of $35 million. On a proforma basis, as if Towers Watson owned Extend Health for the entire fourth quarter of fiscal year 2012, revenues grew by 89%. The Exchange Solutions segment had an NOI margin of 51% in the fourth quarter of fiscal 2013. The second half of the fiscal year is seasonally stronger due to the timing of enrollments.

Outlook for Fiscal 2014

For the first quarter of fiscal 2014, the company expects to report revenues in the range of $850 million to $870 million, reflecting constant currency revenue growth in the range of 3% to 5%, and adjusted diluted earnings per share in the range of $1.15 to $1.20. This guidance assumes an average exchange rate of 1.50 U.S. dollars to the British Pound and 1.30 U.S. dollars to the Euro for the first quarter of fiscal 2014.

Full fiscal 2014 guidance will be provided at Towers Watson’s Analyst Day on September 20, 2013.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the fourth quarter of fiscal 2013. It will be held on Wednesday, August 14, 2013, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.towerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay will also be available for two weeks after the call by dialing 617-801-6888 and using confirmation number 63669286.

About Towers Watson

Towers Watson (NYSE, NASDAQ: TW) is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. The company offers solutions in the areas of benefits, talent management, rewards, and risk and capital management. Towers Watson has 14,500 associates around the world and is located on the web at www.towerswatson.com.

Use of Non-GAAP Measures

In order to assist readers of our financial statements in understanding the core operating results that the Company's management uses to evaluate the business and for financial planning, we present (1) Adjusted EBITDA, (2) Adjusted Net Income Attributable to Controlling Interests, (3) Adjusted Diluted Earnings Per Share and (4) Free Cash Flow (which are all non-U.S. GAAP measures). We use Adjusted EBITDA and Adjusted Diluted Earnings Per Share to eliminate the effect of acquisition-related expenses from the financial results of our operations. We use Adjusted Net Income Attributable to Controlling Interests (the numerator) for the purpose of calculating Adjusted Diluted Earnings Per Share. We use Free Cash Flow to represent cash provided by our operations that may be available for investing or for repaying debt. The Company believes that Adjusted EBITDA, Adjusted Diluted Earnings Per Share and Free Cash Flow are relevant and useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating results.

We incurred significant acquisition-related expenses related to our merger and integration activities necessary to combine Watson Wyatt and Towers Perrin from the Merger in January 2010 through fiscal year 2013. These acquisition-related expenses included transaction and integration costs, severance costs, non-cash charges for amortization of intangible assets and merger-related stock-based compensation costs from the issuance of merger-related restricted shares. Acquisition-related gains include a gain resulting from the fair value adjustment to our investment in Fifth Quadrant upon the purchase of a controlling interest. Included in our acquisition-related transaction and integration costs were integration consultant fees and legal, accounting, marketing and information technology integration expenses.

Although our merger and integration activities have been completed, we will continue to provide these adjusted measures as we incur a significant amount of amortization from acquired intangibles. We expect that this amortization will continue over the estimated useful lives of the related intangibles.

We consider Adjusted EBITDA, Adjusted Diluted Earnings Per Share and Free Cash Flow to be important financial measures, which we use to internally evaluate and assess our core operations, and benchmark our operating results against our competitors. We use Adjusted EBITDA and Adjusted Diluted EPS to evaluate and measure our performance-based compensation plans. Adjusted EBITDA and Adjusted Diluted Earnings Per Share are important in illustrating what our operating results would have been had we not incurred these acquisition-related expenses.

We define Adjusted EBITDA as net income before non-controlling interests adjusted for provision for income taxes, interest, net, depreciation and amortization, transaction and integration expenses, acquisition related non-cash stock-based compensation, change in accounting method for pension, and other non-operating income. We define Adjusted Diluted Earnings Per Share as diluted earnings per share from continuing operations adjusted for transaction and integration expenses, acquisition non-cash stock-based compensation, amortization of merger and acquisition accounting intangible assets, a change in accounting method for pension and other merger related items. We define Free Cash Flow as Cash Flows from Operating Activities less cash flows used for Fixed Assets and Software for Internal Use, each of which is presented on the GAAP Consolidated Statements of Cash Flows. These non-U.S. GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-U.S. GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our financial statements.

Reconciliations of Net Income before Non-Controlling Interests to Adjusted EBITDA; Net Income Attributable to Controlling Interests to Adjusted Net Income Attributable to Controlling Interests; Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share; and Cash Flow from Operating Activities to Free Cash Flow are included in the accompanying tables to today’s press release.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of Towers Watson's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: a decline in client demand (for example, resulting from the reduced use of defined benefit plans); the risk of a disclosure breach of company or client data; the ability to successfully make suitable acquisitions and divestitures; the risk that the acquisition of Extend Health is not profitable or is not otherwise successfully integrated; the ability to successfully address issues surrounding the number of company shares that will become freely tradable on January 1, 2014; the risk that potential changes in federal and state health care regulations, or future interpretation of existing regulations, may have a material adverse impact on our business; the risk that our Extend Health business fails to maintain good relationships with insurance carriers, becomes dependent upon a limited number of insurance carriers or fails to develop new insurance carrier relationships; the risk that changes and developments in the health insurance system in the United States could harm our business; our ability to respond to rapid technological changes; the ability to recruit and retain qualified employees and to retain client relationships; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson's business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s most recent Annual Report on Form 10-K filed with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

TOWERS WATSON & CO.
Supplemental Segment Information
(Thousands of U.S. Dollars)

Segment Revenue

	Revenue for the Three
	Months Ended June 30,		% Change	Currency	Acquisitions/	% Change
	2013	2012	GAAP	Impact	Divestitures	Organic

Benefits	$494,423	$472,519	5%	0%	0%	5%
Risk & Financial Services	186,086	198,720	-6%	-1%	0%	-5%
Talent & Rewards	132,002	130,426	1%	-1%	0%	2%
Exchange Solutions	34,599	3,617	N/A	N/A	N/A	N/A
Reportable Segments	$847,110	$805,282

	Revenue for the
	Year Ended June 30,		% Change	Currency	Acquisitions/	% Change
	2013	2012	GAAP	Impact	Divestitures	Organic

Benefits	$1,994,458	$1,922,689	4%	-1%	0%	5%
Risk & Financial Services	811,504	817,591	-1%	-1%	0%	0%
Talent & Rewards	573,336	570,537	0%	-1%	0%	1%
Exchange Solutions	94,858	3,617	N/A	N/A	N/A	N/A
Reportable Segments	$3,474,156	$3,314,434

Reconciliation of Reportable Segment Revenues to Consolidated Revenues

		Three Months Ended June 30,			Year Ended June 30,
		2013	2012		2013	2012

Reportable Segments		$847,110	$805,282		$3,474,156	$3,314,434
Reimbursable Expenses and Other		28,213	20,877		122,628	103,302
Consolidated Revenues		$875,323	$826,159		$3,596,784	$3,417,736

Segment Net Operating Income

		Three Months Ended June 30,			Year Ended June 30,
		2013	2012		2013	2012

Benefits		$168,682	$146,455		$674,657	$646,418
Risk & Financial Services		28,660	43,094		176,102	211,601
Talent & Rewards		15,179	15,572		114,227	113,608
Exchange Solutions		17,473	(714)		16,228	(714)
Reportable Segments		$229,994	$204,407		$981,214	$970,913

Reconciliation of Reportable Segment Net Operating Income to Income from Operations

		Three Months Ended June 30,			Year Ended June 30,
		2013	2012		2013	2012

Reportable Segments		$229,994	$204,407		$981,214	$970,913
Differences in Allocation Methods		(9,101)	(9,038)		830	(7,078)
Amortization of Intangible Assets		(19,623)	(17,182)		(78,860)	(65,575)
Transaction and Integration Expenses		-	(20,909)		(30,753)	(86,130)
Stock-Based Compensation		(2,455)	(5,503)		(19,914)	(43,478)
Discretionary Compensation		(62,329)	(43,192)		(340,734)	(318,455)
Payroll Tax on Discretionary Compensation		(4,247)	(2,127)		(20,222)	(18,285)
Change in Accounting Method for Pension		-	3,274		-	(2,963)
Other, net		(7,598)	(12,840)		(19,954)	(29,033)
Income from Operations		$124,641	$96,890		$471,607	$399,916

TOWERS WATSON & CO.
Reconciliation of Non-GAAP Measures
(Thousands of U.S. Dollars, Except Per Share Data)

	Three Months Ended		Year Ended
	June 30, 2013		June 30, 2013

Diluted EPS per GAAP	$1.16		$4.46

Amortization of intangible assets	0.19		0.73
Transaction and integration expenses including severance	-		0.29
Stock-based compensation	0.01		0.09

Adjusted Diluted EPS	$1.36		$5.57

	Three Months Ended
	June 30, 2013		June 30, 2012

Net Income Before Non-Controlling Interests	$82,414		$65,733
Provision for Income Taxes	41,744		32,134
Interest, net	2,351		1,430
Depreciation and Amortization	42,671		41,007
Transaction and Integration Costs	-		20,909
Stock-Based Compensation	1,248		4,493
Change in Accounting Method for Pension	-		(3,274)
Extend Health Stock-Based Compensation	-		931
Other Non-Operating Income (a)	(1,868)		(2,407)

Adjusted EBITDA and EBITDA Margin	$168,560	19.3%	$160,956	19.5%

	Year Ended
	June 30, 2013		June 30, 2012

Net Income Before Non-Controlling Interests	$315,652		$260,476
Provision for Income Taxes	152,551		145,756
Interest, net	10,276		5,296
Depreciation and Amortization	175,720		152,891
Transaction and Integration Costs	30,753		86,130
Stock-Based Compensation	9,868		31,152
Change in Accounting Method for Pension	-		2,963
Extend Health Stock-Based Compensation	-		931
Other Non-Operating Income (a)	(6,872)		(11,612)

Adjusted EBITDA and EBITDA Margin	$687,948	19.1%	$673,983	19.7%

(a) Other non-operating income includes income from affiliates and other non-operating income

TOWERS WATSON & CO.
Consolidated Statements of Operations
(Thousands of U.S. Dollars, except share and per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2013	2012	2013	2012

Revenue	$875,323	$826,159	$3,596,784	$3,417,736

Costs of providing services:
Salaries and employee benefits	518,232	490,314	2,176,038	2,067,689
Professional and subcontracted services	78,330	72,398	269,251	285,063
Occupancy	33,945	34,006	143,948	141,053
General and administrative expenses	77,504	70,635	329,467	284,994
Depreciation and amortization	42,671	41,007	175,720	152,891
Transaction and integration expenses	-	20,909	30,753	86,130
	750,682	729,269	3,125,177	3,017,820

Income from operations	124,641	96,890	471,607	399,916

(Loss) / income from affiliates	-	(73)	(56)	262
Interest income	282	918	2,400	3,860
Interest expense	(2,633)	(2,348)	(12,676)	(9,156)
Other non-operating income	1,868	2,480	6,928	11,350

Income before income taxes	124,158	97,867	468,203	406,232

Provision for income taxes	41,744	32,134	152,551	145,756

Net income before non-controlling interests	82,414	65,733	315,652	260,476

Less: Net (loss) / income attributable to non-controlling interests	(465)	397	(3,160)	263

Net income attributable to controlling interests	$82,879	$65,336	$318,812	$260,213

Earnings per share:
Net income attributable to controlling interests - basic	$1.17	$0.91	$4.48	$3.60
Net income attributable to controlling interests - diluted	$1.16	$0.91	$4.46	$3.59

Weighted average shares of common stock, basic (000)	70,806	71,755	71,150	72,221
Weighted average shares of common stock, diluted (000)	71,198	72,191	71,555	72,542

TOWERS WATSON & CO.
Consolidated Balance Sheets
(Thousands of U.S. Dollars, except share data)

	June 30,
	2013	2012

Assets
Cash and cash equivalents	$532,805	$478,179
Fiduciary Assets	148,414	171,406
Short-term investments	56,645	40,436
Receivables from clients:

Billed, net of allowances of $12,768 and $20,871	519,580	564,111
Unbilled, at estimated net realizable value	306,258	320,240
	825,838	884,351

Other current assets	148,519	185,025
Total current assets	1,712,221	1,759,397

Fixed assets, net	346,915	315,000
Deferred income taxes	86,313	157,491
Goodwill	2,218,935	2,252,555
Intangible assets, net	687,758	768,848
Other assets	279,935	103,687

Total Assets	$5,332,077	$5,356,978

Liabilities
Accounts payable, accrued liabilities and deferred income	$351,648	$333,443
Employee-related liabilities	560,831	558,222
Fiduciary liabilities	148,414	171,406
Term loan - current	25,000	-
Other current liabilities	26,980	39,911
Total current liabilities	1,112,873	1,102,982

Revolving credit facility	-	208,000
Term loan	225,000	250,000
Accrued retirement benefits and other employee-related liabilities	771,429	880,877
Professional liability and other claims reserve	251,191	266,619
Other noncurrent liabilities	226,750	191,183

Total Liabilities	2,587,243	2,899,661

Commitments and contingencies

Stockholders' Equity
Class A Common Stock - $0.01 par value: 300,000,000 shares authorized; 69,178,097 and 63,521,654 issued and 65,341,759 and 60,666,474 outstanding	692	635
Class B Common Stock - $0.01 par value: 93,500,000 shares authorized; 5,374,070 and 11,035,878 issued and 5,374,070 and 11,035,878 outstanding	54	110
Additional paid-in capital	1,850,448	1,833,799
Treasury stock, at cost - 3,836,338 and 2,855,180 shares	(221,643)	(168,901)
Retained earnings	1,394,407	1,117,622
Accumulated other comprehensive loss	(299,464)	(350,745)
Total Stockholders' Equity	2,724,494	2,432,520
Non-controlling interest	20,340	24,797
Total Equity	2,744,834	2,457,317

Total Liabilities and Total Equity	$5,332,077	$5,356,978

TOWERS WATSON & CO.
Consolidated Statements of Cash Flows
(Thousands of U.S. Dollars)

	Year Ended June 30,
	2013	2012	2011

Cash flows from operating activities:
Net income before non-controlling interests	$315,652	$260,476	$196,725
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful receivables from clients	8,351	21,722	13,004
Depreciation	96,811	87,273	78,461
Amortization of intangible assets	78,910	65,619	52,114
Provision for deferred income taxes	62,510	107,560	14,448
Equity from affiliates	-	212	(622)
Stock-based compensation	28,906	53,785	79,922
Other, net	(3,249)	7,595	(10,209)
Changes in operating assets and liabilities (net of business acquisitions)
Receivables from clients	40,079	(149,186)	(98,468)
Fiduciary assets	23,177	(19,925)	22,167
Other current assets	(16,710)	(1,862)	18,728
Other noncurrent assets	10,507	(10,318)	(39,343)
Accounts payable, accrued liabilities and deferred income	31,144	55,255	49,495
Employee-related liabilities	33,642	5,020	187,881
Fiduciary liabilities	(23,177)	25,566	(20,431)
Accrued retirement benefits and other employee-related liabilities	(141,895)	(76,752)	(55,859)
Professional liability and other claims reserve	(13,575)	(75,019)	(28,746)
Other current liabilities	(1,800)	(588)	10,305
Other noncurrent liabilities	(2,649)	(2,047)	20,944
Income tax related accounts	4,680	(38,328)	50,721
Cash flows from operating activities	$531,314	$316,058	$541,237

Cash flows used in investing activities:
Cash paid for business acquisitions	(5,678)	(438,932)	(141,885)
Cash acquired from business acquisitions	636	7,044	10,349
Fixed assets and software for internal use	(77,891)	(123,696)	(76,859)
Capitalized software costs	(50,081)	(34,926)	(22,487)
Purchases of held-to-maturity securities	-	-	(14,295)
Redemptions of held-to-maturity securities	-	-	14,295
Purchases of available-for-sale securities	(61,251)	(24,825)	(54,696)
Redemptions of available-for-sale securities	49,128	68,503	72,703
Investment in affiliates	-	-	(5,805)
Proceeds from divestitures	7,371	4,497	17,772
Cash flows used in investing activities	$(137,766)	$(542,335)	$(200,908)

Cash flows (used in) / from financing activities:
Borrowings under credit facility	422,600	755,300	75,000
Repayments under credit facility	(630,600)	(547,300)	(75,000)
Borrowings under term loan	-	250,000	-
Loan origination fees	-	(4,803)	-
Repayments of notes payable	-	(100,771)	(200,000)
Earn-out payments	(3,556)	(3,683)	-
Dividends paid	(48,153)	(26,448)	(21,599)
Repurchases of common stock	(46,618)	(108,896)	(30,646)
Payroll tax payments on vested shares	(25,010)	(33,183)	(26,596)
Issuances of common stock and excess tax benefit	4,657	8,573	6,158
Cash flows (used in) / from financing activities	$(326,680)	$188,789	$(272,683)

Effect of exchange rates on cash	$(12,242)	$(13,256)	$25,350

Increase (decrease) in cash and cash equivalents	54,626	(50,744)	92,996

Cash and cash equivalents at beginning of period	478,179	528,923	435,927

Cash and cash equivalents at end of period	$532,805	$478,179	$528,923

CONTACT:
Towers Watson
Investor Contact
Aida Sukys, 703-258-8033
Aida.Sukys@towerswatson.com